Exhibit 99.1

Saia Reports Fourth Quarter Results

JOHNS CREEK, GA – February 10, 2026 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported fourth quarter 2025 financial results. Diluted earnings per share for the quarter were $1.77 compared to $2.84 in the fourth quarter of 2024. Full year diluted earnings per share were $9.52 in 2025 compared to $13.51 in 2024. Excluding a net gain on real estate recorded in the third quarter of 2025, adjusted diluted earnings per share1 in 2025 were $9.11.

Highlights from the fourth quarter and full year operating results were as follows:

Fourth Quarter 2025 Compared to Fourth Quarter 2024 Results

•
Revenue was $790.0 million, a 0.1% increase
•
Operating income was $64.0 million, a 36.9% decrease
•
Operating ratio of 91.9% compared to 87.1%
•
LTL shipments per workday decreased 0.5%
•
LTL tonnage per workday decreased 1.5%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, increased 0.5%
•
LTL revenue per shipment, excluding fuel surcharge revenue, decreased 0.5%

Full Year 2025 Compared to Full Year 2024 Results

•
Revenue was $3.2 billion, a 0.8% increase
•
Operating income was $352.2 million, a 27.0% decrease
•
Excluding a net gain on real estate, adjusted operating income1 was $337.7 million, a 30.0% decrease
•
Operating ratio of 89.1% and adjusted operating ratio1 of 89.6% compared to 85.0%
•
LTL shipments per workday decreased 0.3%
•
LTL tonnage per workday increased 2.5%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, decreased 1.5%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 1.2%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, “Results from our core business operations were in line with our expectations for the quarter. However, the quarter was

Saia, Inc. Fourth Quarter 2025 Results

impacted by unexpected adverse developments late in the quarter related to accidents that occurred in prior years, driving approximately $4.7 million in elevated self-insurance related costs. Excluding these costs, the performance in the quarter reflected our team’s strong commitment to customer service and disciplined execution despite a dynamic operating environment. Our team’s commitment to the customer was evidenced by our claims ratio of 0.47%, which was a record for any quarter in our company’s history.”

Executive Vice President and CFO, Matt Batteh, noted that, “We continue to see growth in our ramping markets, with both new and existing customers, driven by our ability to provide more solutions to meet customer expectations. Our record level of capital investments over the past three years have transformed our network and given us the ability to solve problems for more customers. Having now completed our first full year with a national footprint, we are even more excited about the opportunity ahead of us.”

Financial Position and Capital Expenditures

We ended the fourth quarter of 2025 with $19.7 million of cash on hand and total debt of $164.0 million, which compares to $19.5 million of cash on hand and total debt of $200.3 million at December 31, 2024.

Net capital expenditures were $544.1 million during 2025, compared to $1,040.9 million in net capital expenditures in 2024. In 2026, we anticipate that net capital expenditures will be approximately $350 million to $400 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-833-890-5317 and request to join the Saia, Inc. call. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through March 10, 2026 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-855-669-9658 referencing conference ID #3759658.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 213 terminals with national service. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “potential” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company

Saia, Inc. Fourth Quarter 2025 Results

undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) unexpected liabilities resulting from the acquisition of real estate assets; (10) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (11) risks arising from remote work, including increased risk of related cybersecurity incidents; (12) failure to keep pace with technological developments; (13) liabilities and costs arising from the use of artificial intelligence; (14) labor relations, including the adverse impact should a portion of our workforce become unionized; (15) cost, availability and resale value of real property and revenue equipment; (16) supply chain disruption and delays on new equipment delivery; (17) changes in U.S. trade policy and the impact of tariffs; (18) capacity and highway infrastructure constraints; (19) risks arising from international business operations and relationships; (20) seasonal factors, harsh weather and disasters caused by climate change; (21) the creditworthiness of our customers and their ability to pay for services; (22) our need for capital and uncertainty of the credit markets; (23) the possibility of defaults under our debt agreements, including violation of financial covenants; (24) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (25) dependence on key employees; (26) employee turnover from changes to compensation and benefits or market factors; (27) increased costs of healthcare benefits; (28) damage to our reputation from adverse publicity, including from the use of or impact from social media; (29) failure to achieve acquisition synergies or disruption to our business due to such acquisitions; (30) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (31) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (32) unforeseen costs from new and existing data privacy laws; (33) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (34) changes in accounting and financial standards or practices; (35) widespread outbreak of an illness or any other communicable disease; (36) international conflicts and geopolitical instability; (37) evolving stakeholder expectations regarding environmental and social issues; (38) provisions in our governing documents and Delaware law that may have anti-takeover effects; (39) issuances of equity that would dilute stock ownership; (40) weakness, disruption or loss of confidence in financial or credit markets; and (41) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

Saia, Inc. Fourth Quarter 2025 Results

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

1 Non-GAAP Financial Disclosure and Reconciliation:

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. These include “adjusted” total operating expenses, “adjusted” operating income, “adjusted” diluted earnings per share, and "adjusted" operating ratio. The Company’s management believes that certain non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A gain from the sale of a terminal of $16.4 million and a loss on real estate impairment of $1.9 million was recorded during the third quarter of 2025. This resulted in a decrease in operating expenses and an increase in operating income of $14.5 million, an increase in diluted earnings per share of $0.41 and an improvement of 50 basis points in the operating ratio for the year. The terminal sale occurred as the result of management’s efforts towards expanding door count by replacing a smaller facility with a larger facility better positioned to successfully support the Company’s overall strategy. The impairment loss came as a result of management's continued assessment of the recoverability of property and equipment.

Saia, Inc. Fourth Quarter 2025 Results

Saia, Inc. and Subsidiaries
Reconciliation of Certain GAAP and Non-GAAP Statement of Operations Items, Ratios and Operating Data
For the Years Ended December 31, 2025 and 2024
(Amounts in thousands, except per share data, operating ratio and cost per shipment)
(Unaudited)
	Years
	2025	2024
Total operating expenses (GAAP)	$2,882,086	$2,726,914
Add: Net total operating expense impact of Gain on Real Estate Disposal and Impairment of Real Estate	14,503	-
Adjusted total operating expenses (Non-GAAP)	$2,896,589	$2,726,914

Operating Income (GAAP)	$352,200	$482,160
Less: Net Operating Income impact of Gain on Real Estate Disposal and Impairment of Real Estate	(14,503)	-
Adjusted operating income (Non-GAAP)	$337,697	$482,160

Diluted earnings per share (GAAP)	$9.52	$13.51
Less: Net Diluted earnings per share impact of Gain on Real Estate Disposal and Impairment of Real Estate	(0.41)	-
Adjusted diluted earnings per share (Non-GAAP)	$9.11	$13.51

Operating Ratio (1)	89.1%	85.0%
Add: Net Operating Ratio impact of Gain on Real Estate Disposal and Impairment of Real Estate	0.5%	-
Adjusted operating ratio	89.6%	85.0%

Cost per shipment (2)	$322.78	$303.40
Add: Net cost per shipment impact of Gain on Real Estate Disposal and Impairment of Real Estate	1.62	-
Adjusted cost per shipment	$324.40	$303.40

(1)	Operating Ratio is total operating expenses divided by operating revenue, using the underlying unrounded amounts.

(2)	Cost per shipment is total operating expenses divided by shipments.

# # #

CONTACT: Saia, Inc.

Matthew Batteh

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets

Current Assets:
Cash and cash equivalents	$19,720	$19,473
Accounts receivable, net	332,206	322,991
Prepaid expenses and other	82,630	93,305
Total current assets	434,556	435,769

Property and Equipment:
Cost	4,259,438	3,790,069
Less: accumulated depreciation	1,415,087	1,233,134
Net property and equipment	2,844,351	2,556,935
Operating Lease Right-of-Use Assets	150,301	126,828
Other Assets	53,473	47,325
Total assets	$3,482,681	$3,166,857

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$107,424	$114,560
Wages, vacation and employees' benefits	50,723	49,953
Other current liabilities	78,362	81,162
Current portion of long-term debt	980	5,313
Current portion of operating lease liability	27,895	27,372
Total current liabilities	265,384	278,360

Other Liabilities:
Long-term debt, less current portion	163,000	194,981
Operating lease liability, less current portion	113,119	96,798
Deferred income taxes	284,370	219,062
Claims, insurance and other	79,109	66,385
Total other liabilities	639,598	577,226

Stockholders' Equity:
Common stock	27	27
Additional paid-in capital	307,605	295,106
Deferred compensation trust	(9,088)	(7,981)
Retained earnings	2,279,155	2,024,119
Total stockholders' equity	2,577,699	2,311,271
Total liabilities and stockholders' equity	$3,482,681	$3,166,857

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2025 and 2024
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarter		Years
	2025	2024	2025	2024
Operating Revenue	$789,952	$788,952	$3,234,286	$3,209,074

Operating Expenses:
Salaries, wages and employees' benefits	398,504	375,760	1,579,793	1,487,847
Purchased transportation	57,718	58,168	234,595	237,306
Fuel, operating expenses and supplies	160,676	153,467	654,708	629,402
Operating taxes and licenses	20,769	20,727	84,087	80,128
Claims and insurance	24,803	22,084	92,788	77,649
Depreciation and amortization	62,947	54,064	248,573	210,105
Other operating losses (gains), net	512	3,198	(12,458)	4,477
Total operating expenses	725,929	687,468	2,882,086	2,726,914

Operating Income	64,023	101,484	352,200	482,160

Nonoperating (Income) Expenses:
Interest expense	2,934	2,979	16,444	8,930
Interest income	(34)	(139)	(151)	(1,049)
Other, net	(312)	(155)	(1,482)	(1,729)
Nonoperating expenses, net	2,588	2,685	14,811	6,152

Income Before Income Taxes	61,435	98,799	337,389	476,008
Income Tax Provision	13,916	22,696	82,353	113,943
Net Income	$47,519	$76,103	$255,036	$362,065

Weighted average common shares outstanding - basic	26,748	26,699	26,738	26,689
Weighted average common shares outstanding - diluted	26,795	26,811	26,786	26,802

Basic earnings per share	$1.78	$2.85	$9.54	$13.57
Diluted earnings per share	$1.77	$2.84	$9.52	$13.51

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the twelve months ended December 31, 2025 and 2024
(Amounts in thousands)
(Unaudited)
	Years
	2025	2024
Operating Activities:
Net cash provided by operating activities	$594,973	$583,702
Net cash provided by operating activities	594,973	583,702
Investing Activities:
Acquisition of property and equipment	(567,639)	(1,043,557)
Proceeds from disposal of property and equipment	23,511	2,694
Other	(8,394)	4,999
Net cash used in investing activities	(552,522)	(1,035,864)
Financing Activities:
Borrowing (repayment) of revolving credit facility, net	(31,000)	94,000
Borrowing of private shelf agreement	–	100,000
Proceeds from stock option exercises	2,776	2,574
Shares withheld for taxes	(8,666)	(9,107)
Other financing activity	(5,314)	(12,047)
Net cash provided by (used in) financing activities	(42,204)	175,420
Net (Decrease) Increase in Cash and Cash Equivalents	247	(276,742)
Cash and Cash Equivalents, beginning of period	19,473	296,215
Cash and Cash Equivalents, end of period	$19,720	$19,473

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended December 31, 2025 and 2024
(Unaudited)

				Fourth Quarter
	Fourth Quarter		%	Amount/Workday		%
	2025	2024	Change	2025	2024	Change
Workdays				62	62
Operating ratio	91.9%	87.1%
LTL tonnage (1)	1,459	1,481	(1.5)	23.53	23.89	(1.5)
LTL shipments (1)	2,164	2,174	(0.5)	34.90	35.06	(0.5)
LTL revenue/cwt.	$26.13	$25.73	1.6
LTL revenue/cwt., excluding fuel surcharge	$22.07	$21.96	0.5
LTL revenue/shipment	$352.27	$350.51	0.5
LTL revenue/shipment, excluding fuel surcharge	$297.57	$299.17	(0.5)
LTL pounds/shipment	1,348	1,362	(1.0)
LTL length of haul (2)	897	898	(0.1)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.

Saia, Inc. and Subsidiaries
Financial Information
For the Years Ended December 31, 2025 and 2024
(Unaudited)

				Year Over Year
	Year Over Year		%	Amount/Workday		%
	2025	2024	Change	2025	2024	Change
Workdays				253	254
Operating ratio	89.1%	85.0%
LTL tonnage (1)	6,161	6,037	2.1	24.35	23.77	2.5
LTL shipments (1)	8,929	8,988	(0.7)	35.29	35.39	(0.3)
LTL revenue/cwt.	$25.50	$25.89	(1.5)
LTL revenue/cwt., excluding fuel surcharges	$21.58	$21.90	(1.5)
LTL revenue/shipment	$351.99	$347.81	1.2
LTL revenue/shipment, excluding fuel surcharges	$297.79	$294.23	1.2
LTL pounds/shipment	1,380	1,343	2.8
LTL length of haul (2)	897	891	0.7

(1)	In thousands.

(2) In miles.